                                                                    EXHIBIT 10.4


                            SHARED SERVICES AGREEMENT


                  THIS SHARED SERVICES AGREEMENT, dated as of June   , 1999
(this "Agreement"), by and between PECHINEY PLASTIC PACKAGING, INC., a Delaware corporation ("Pechiney Plastics") and AMERICAN NATIONAL CAN GROUP, INC., a Delaware corporation (the "Company").

                  WHEREAS, Pechiney Plastics and American National Can Company, a Delaware corporation ("ANC"), are parties to a Contribution Agreement, dated as of May 31, 1999, pursuant to which ANC has transferred to Pechiney Plastics all of ANC's assets and liabilities relating to ANC's plastic packaging and tube operations (the "Contribution");

                  WHEREAS, following the Contribution, and pursuant to a Stock
Purchase Agreement, dated June    , 1999, ANC has transferred to Pechiney, a
corporation (societe anonyme) organized and existing under the laws of the Republic of France, all of its interest in Pechiney Plastics (the "Separation");

                  WHEREAS, in conjunction with the Contribution, certain payroll, retiree, information technology, employee benefits design and administration, communications and legal services (all of which services together, the "Services") that were jointly utilized by Pechiney Plastics and ANC were transferred to Pechiney Plastics;

                 WHEREAS, the Company has requested the continuation of the Services by Pechiney Plastics, from and after the date of the Separation; and

                  WHEREAS, subsequent to the date of this Agreement, Pechiney Plastics is willing to provide, or to cause one or more of its divisions to provide, to the Company the Services, each upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                  THE SERVICES

                  SECTION 1.01. Provision of Services. Subject to the terms and conditions set forth in this Agreement, Pechiney Plastics shall provide, or cause one or more of its divisions to provide, to the Company, commencing on the date of the Separation and continuing for the Term (as hereinafter defined), the Services, each as more particularly described in Exhibit A hereto[, in each case, consistent with the manner and level of care and quality with which such Services were previously provided by ANC]. The Services shall be provided on a timely basis and meet any applicable industry standards, if industry standards are higher than any of the foregoing performance criteria.

                  SECTION 1.02. Term and Termination. Pechiney Plastics shall continue to make each Service available through the end of the Term or, if earlier, until canceled by either the Company or Pechiney Plastics by written notice to the other party (i) in the case of the Services relating to the administrative of the Acxiom MIS Service Agreement, 30 days before such cancellation is to take effect, (ii) in the case of the legal Services and the Services relating to communications and employee benefits design, no less than 90 days before such cancellation is to take effect, or (iii) in the case of Services relating to payroll, retiree, information technology and employee benefits administration, 180 days before such cancellation is to take effect. Notwithstanding the foregoing:

                  (a) this Agreement may be terminated:

                      (i) by Pechiney Plastics, at any time, not less than 60 days after delivery of notice to the Company in the event that the Company shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 15 days after receiving notice from Pechiney Plastics specifying the nature of such default or breach; or

                      (ii) by the Company, at any time, not less than 60 days after delivery of notice to Pechiney Plastics, in the event that Pechiney Plastics shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 15 days after receiving notice from the Company specifying the nature of such default or breach.

                  (b) unless otherwise extended by written agreement of the parties, this Agreement shall terminate five years from the date of this Agreement (the "Term") and thereafter shall be of no further force and effect, except nothing herein shall relieve any party hereto from liability for any willful or grossly negligent breach hereof.

                  SECTION 1.03. Reimbursement and Payment for Services. (a) In full compensation for the Services, the Company shall reimburse Pechiney Plastics for the actual costs to Pechiney Plastics of providing such Services (except those Services that are provided on negotiated fixed amount basis in accordance with Exhibit B, in respect of which the Company will pay Pechiney Plastics the applicable negotiated amount) on a quarterly basis and within thirty (30) days after receipt of Pechiney Plastics's invoice therefor. Each invoice shall set forth the calculation of the costs upon which the amount to be reimbursed or paid is based, broken down by the Services rendered during the quarter to which such invoice relates. If the Company has any objection to the amounts listed on its respective invoice, it shall nevertheless pay such invoice in full, but may thereafter cause Pechiney Plastics's records with respect thereto to be audited in accordance with this Section. Pechiney Plastics shall cooperate fully in such audit by providing all appropriate records and making its officers, employees, agents and consultants reasonably available during regular business hours without charge to the Company, as may be reasonably required in connection with such audit. Following such audit, the parties shall endeavor in good faith to resolve any disagreement with respect to charges hereunder. Upon agreement of the parties, Pechiney Plastics shall refund promptly to the Company any amounts paid to Pechiney Plastics in excess of the amounts required hereunder.

                  (b) Pechiney Plastics shall maintain separate, true and complete books of account containing an accurate record of all data necessary for the proper computation of all costs to be paid to Pechiney Plastics by the Company under the terms of this Agreement.

                  (c) The amounts to be reimbursed or paid in respect of the Services provided under this Agreement shall be consistent with Exhibit B to this Agreement.

                  SECTION 1.04. Employees. From time to time, Pechiney Plastics shall designate such of its employees as it sees fit to perform the Services; provided, however, that Pechiney Plastics exercises reasonable care in the selection of personnel and monitoring of Services.

                  SECTION 1.05. Software License. To facilitate the performance by Pechiney Plastics of the Services, the Company shall cause ANC to grant to Pechiney Plastics a royalty-free license to use in perpetuity certain software relating to the Services, including the Retiree Administration Services software, the Supplemental Unemployment Benefit ("SUB") software. The Company shall also cause ANC, to the extent possible, to grant Pechiney Plastics a license to use the Lawson and Fast Tax-Unix software; provided, however, that, in such event, Pechiney Plastics shall be responsible for the performance of all obligations, including payment of related license expenses, maintenance and royalties, if any.

                  SECTION 1.06. Return of Records. In the event that any Service is terminated pursuant to Section 1.02 of this Agreement, Pechiney Plastics shall, within 30 days of such termination, return to the Company all documents, materials (including copies of all licensed software) and records relating to such terminated Services (and not used in connection with any continuing Service) and certify to the Company that it has complied with this
Section 1.06 in all respects.

                                   ARTICLE II

                                 RESPONSIBILITY

                  SECTION 2.01. Relationship of the Parties. Nothing in this Agreement shall be construed as: (a) an assumption by Pechiney Plastics of any obligation to maintain or increase the sales or profits of the Company, or otherwise to assume responsibility for the Company's operations; (b) an assumption by Pechiney Plastics of any financial obligation of the Company; (c) the creation of any relationship of employment or agency between the Company and employees or consultants of Pechiney Plastics, its subsidiaries or associated companies; (d) an assumption by Pechiney Plastics of any responsibility for the work performed by outside suppliers employed by the Company at the suggestion or recommendation of Pechiney Plastics; or (e) the delegation of any function or authority of the Company to Pechiney Plastics. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its own employees, and employees of one party shall not be considered employees of the other party. Except as specifically permitted by this Agreement, no party hereto or any of its employees shall have any authority to negotiate, enter into any contract or incur any obligation, on behalf of the other party.

                  SECTION 2.02. Limitation of Liability. Pechiney Plastics shall have no liability for any losses or damages that the Company may incur as a result of the provision or non-provision of Services except to the extent caused by the gross negligence or willful misconduct of such person. In no event shall Pechiney Plastics, its officers, directors, employees, agents, independent contractors, affiliates and stockholders be liable for any consequential or special damages suffered by the Company as a result of any representations, actions or inactions by any person or entity in respect of its obligations hereunder.


                                   ARTICLE III

                                  FORCE MAJEURE

                  SECTION 3.01. No Default for Event of Force Majeure. No party to this Agreement shall be considered in default in the performance of its obligations under this Agreement or be liable in damages or otherwise for any failure or delay in performance which is due to strikes, lockouts, concerted acts of workers or other industrial disturbances, fires, explosions, floods or other natural catastrophes, civil disturbance, riots or armed conflict (whether declared or undeclared), which is beyond the control of that party (and such event or occurrence, an "Event of Force Majeure"). No party to this Agreement shall be required to make any concession or grant any demand or request to bring to an end any strike or other concerted act of workers.

                  SECTION 3.02. Written Notice. A party can only claim an Event of Force Majeure as an excuse from its performance hereunder if such claiming party has given written notice to the other party of such claim and if the claiming party makes a continuing and good faith effort to lessen or avoid the effects of such event of force majeure on the other party. Notwithstanding any other provision of this Agreement, a claiming party shall be liable for such failure or delay in the performance of its obligations to the extent that such failure or delay was caused by the fault or negligence of the claiming party.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  SECTION 4.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.02):

                  (a)      if to Pechiney Plastics:

                           Pechiney Plastic Packaging, Inc.
                           8770 West Bryn Mawr Avenue
                           Chicago, Illinois 60631
                           Telecopy No.:
                           Attention: Vice President - Services Group

                  (b)      if to the Company:

                           American National Can Group, Inc.
                           8770 West Bryn Mawr Avenue
                           Chicago, Illinois 60631

                           Telecopy No.:  (773) 399-3135
                           Attention: Executive Vice President - Administration

                  SECTION 4.03. Confidentiality Statement. (a) Each party agrees to maintain, and to cause its Affiliates, representatives and agents to maintain, in strict confidence, all plans, trade secrets, business arrangements, and other proprietary information of the other party which is disclosed pursuant to this Agreement. Violation by either party, or its Affiliates, representatives or agents, of the foregoing provision shall entitle the other party to an injunction or restraining order. For purposes of this Agreement, "Affiliate" shall mean, with respect to either party, any other person or entity that directly, or indirectly, through one or intermediaries, controls, is controlled by, or is under common control with, such party. Notwithstanding the foregoing, the other party shall be permitted to disclose the terms of this Agreement to its accountants and attorneys for proper business purposes and to third parties as required by law including legal disclosure obligations under foreign, state or federal securities laws. the remedies stated in this paragraph are in addition to and not exclusive of other remedies available at law or in equity. the restrictions and obligations imposed by this section of the Agreement shall continue in full force and effect for a period of two years from the date of termination of this Agreement.

                  (b) The obligations of this section shall not apply to confidential information that the recipient (the Company or Pechiney Plastics, as the case may be) can demonstrate:

                  (1) is or becomes available to the public through no breach of this Agreement;

                  (2) is received from a third party free to disclose such information without restriction;

                  (3) is independently developed by the recipient without the use of confidential information of the disclosing party (the Company or Pechiney Plastics, as the case may be);

                  (4) is approved for release by written authorization of the disclosing party, but only to the extent of such authorization;

                  (5) is required by law or regulation to be disclosed, but only to the extent and for the purpose of such required disclosure, and only if such party uses reasonable efforts to obtain assurances that confidential treatment will be accorded such information; or

                  (6) is required to be disclosed in response to a valid order of a court or other governmental body, but only to the extent of and for the purpose of such order and only if the recipient first notifies the disclosing party of the order and permits the disclosing party reasonable opportunity to intervene or to seek a protective order against disclosure, and only if such party uses reasonable efforts to obtain assurances that confidential treatment will be accorded such information.

                  SECTION 4.04. Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  SECTION 4.05. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 4.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 4.07. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

                  SECTION 4.08. Assignment. This Agreement shall not be assigned without the express written consent of the other party (which consent may be granted or withheld in the sole discretion of such party) except that any party hereto may assign its rights hereunder to an Affiliate of such party; provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder.

                  SECTION 4.09. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 4.10. Relationship of the Parties. The parties hereto are independent contractors and no party is an employee, partner or joint venturer of the other party. Under no circumstances shall any of the employees of either party hereto be deemed to be employees of the other party for any purpose. No party shall have the right to bind the other party to any agreement with a third party or to represent itself as a partner or joint venturer of the other party.

                  SECTION 4.11. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

                  SECTION 4.12. Governing Law. This Agreement shall be governed by the laws of the State of Illinois. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the City of Chicago, County of Cook, Illinois, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

                  SECTION 4.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 4.14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  SECTION 4.15. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized signatory thereunto duly authorized as of the date first above written.


                                  PECHINEY PLASTIC PACKAGING, INC.



                                  By:
                                     -------------------------------------------
                                      Name:
                                      Title:



                                  AMERICAN NATIONAL CAN GROUP, INC.



                                  By:
                                     -------------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT A



                                PAYROLL SERVICES


-        HOURLY PAYROLL
         -        Prepare weekly hourly paychecks and direct deposits
         -        Prepare weekly SUB paychecks
         - Seal, sort and overnight mail weekly hourly paychecks and direct deposits
         -        Seal and mail SUB paychecks
         -        Notify bank of direct deposit files to be transferred
         -        Transmit bank recon files
         -        Transmit G/L data
         -        Transmit A/P data
         -        Process and Transmit Vanguard data
         - Organize A/P checks and detail for Credit Unions, and Garnishments
         - Set up deduction detail for Credit Union, direct deposit, tax and garnishment changes
         - Support SUB process, i.e., spay forms for SUB recipients from inactive plant locations
         -        Provide support for manual and factory fund check requests
         - Provide system detail for payroll records -- time records, deductions/taxes, register and labor detail
         - Prepare special payrolls for bonuses, retro overtime adjustments or as needed
         -        Process COLA changes
         -        Interface Kronos rate changes into Lawson
         -        Provide assistance for special requests
         -        Coordinate U.S. savings bond deductions and purchases
         -        Provide W2s and Statements of Earnings annually

-        SALARY PAYROLL
         -        Prepare semimonthly paycheck and direct deposits
         -        Process overtime detail
         - Audit payroll maintenance generated by the plants and business unit HR groups
         -        Reconcile outstanding payroll checks
         - Provide net and direct deposit control totals for bank account funding
         -        Support G/L inquiries regarding payroll entries
         - Provide earnings information for mortgage inquiries and garnishment orders
         -        Issue stop payments
         - Seal, sort and overnight mail semimonthly paychecks and direct deposits
         -        Notify bank of direct deposit files to be transferred
         -        Transmit bank recon files
         -        Transmit G/L data
         -        Transmit A/P data
         -        Process and transmit Vanguard and Metpay data
         - Organize A/P checks and detail for Credit Unions, and Garnishments
         - Set up deduction detail for Credit Union, direct deposit, tax and garnishment changes
         -        Provide support for manual check requests
         - Provide system detail for payroll records -- deductions/taxes, and register detail
         -        Prepare special payrolls for bonuses or as needed
         -        Coordinate U.S. savings bond deductions and purchases
         -        Provide assistance for special requests

         - Provide W2s, Statements of Earnings, and other year end processing annually

-        PAYROLL TAX
         - Set up new accounts with key third party vendors-- MetLife for sick pay, Cendant for relocation, and Frick for unemployment services
         - Prepare and submit tax deposits (electronic and check) as required by federal, state and local statutes for both Active and Pension payrolls
         - Prepare and submit tax reports as required by federal, state, and local statutes for both Active and Pension payrolls
         - Prepare and file successor statements with annual reconciliations for all federal, state and local tax jurisdictions for Active and Pension payrolls
         -        Prepare and submit new hire detail as required by law
         -        Prepare and submit state unemployment insurance detail
         -        Provide assistance for special requests
         - Maintain deferred incentive compensation account and required payouts
         - Provide assistance to Pechiney and Arthur Andersen for current and former Expats and Inpats
         -        Allocate Pension trust fund expense by IRS plan to Benefit
                  Accounting

-        SYSTEMS SUPPORT
         - Restructure Lawson system to meet requirements of new organization
         -        Provide Lawson system security support
         - Develop and provide Impromptu or special non-Lawson generated reports for Payroll and Benefit related areas
         -        Provide LAWSON and Impromptu system support

--       PENSION PAYROLL
         -        Prepare monthly pension paychecks and direct deposits
         -        Prepare quarterly medicare paychecks and direct deposits
         - Seal, sort and mail monthly and quarterly paychecks and direct deposits
         -        Process reimbursements for overpayments due to deaths
         -        Provide support for pension correspondence
         -        Reconcile outstanding payroll checks
         - Provide net and direct deposit control totals for bank account funding
         -        Issue stop payments
         -        Reconcile PBI audit
         -        Process deaths and earnings changes
         -        Notify bank of direct deposit files to be transferred
         -        Transmit bank recon files
         -        Prepare G/L detail
         -        Transmit A/P data
         -        Process and transmit Metpay data
         -        Organize A/P checks and detail for Garnishments
         - Set up earnings and deduction detail for new hires, medical, insurance, direct deposit, tax and garnishment changes
         -        Provide support for manual check requests
         - Maintain 800 line telephone support for pension payroll activity
         - Provide system detail for payroll records -- deductions/taxes, and register detail.
         -        Provide assistance for special requests
         -        Provide 1099Rs and other year end processing annually

                  EMPLOYEE BENEFITS DESIGN AND ADMINISTRATION

-        Negotiate benefit program vendor contracts
-        Monitor benefit vendor performance and assessment of penalties
-        Provide monthly benefit program eligibility tapes to vendors
-        Annual HMO premium solicitation and rate negotiation
-        Annual Salaried Open Enrollment
-        PBGC premium submission
-        IRS Form 5500 submission
-        SAR distribution
-        Annual accounting audit of benefit plans
-        Annual pension valuation and FAS 106 Valuation
-        Nondiscrimination testing for qualified retirement plans
- 401(k) compliance admin - (including < $5,000 report, age 65+ report, loan defaulting, and outstanding check reports)
-        Maintain health plan account structures
-        Maintain Intranet HR Home Page and Lawson SEA
-        Maintain remote record storage
-        Provide advice regarding legislative changes
-        Provide assistance regarding benefit changes, as requested
-        Maintain salaried plan documents and SPDs
- Provide leadership in the development of strategic initiatives, cost management opportunities, benefit design and new program development to ensure benefit programs support business plans and employee needs
- Develop benefit communications for new plans and programs -- employees and retiree groups C Conclude benefit study analysis for ANCG and recommend benefit design changes in response to study and competitive practice
- Provide guidance on task force formation to address employee issues generated from focus group feedback on "non-traditional" benefits, such as work/life balance, flexibility, wellness and prevention, etc.
- Develop and execute legal plan amendments in conjunction with ERISA counsel for all pension, welfare, and non-qualified plans.
- Provide services to the Retirement Board on ERISA matters, formal claim appeals and plan change proposals
- Develop strategy for OPEB expense reduction and changes in Medicare Choice legislation
- Recommend annual modifications to retiree medical coverage, including interpretation and application of terms of ACPI lawsuit settlement
- Assist with formation of FAS-106 assumptions and predictions for annual valuation
- Develop and provide detailed medical expense reports and analysis through IHIS system
-        Transmission of data to/from LAWSON and Vanguard (401(k))
-        Data from LAWSON to calculate Discretionary/Forfeiture calculation
-        RAS & LAWSON data provided to actuaries for Pension and OPEB valuations
- Pension payroll register data reconciled for funding of monthly benefit payments
-        Welfare plan headcount data for 5500 and 990 preparation
-        SUB payroll register data reconciled to fund weekly benefit payments
-        LAWSON data to facilitate COBRA notice preparation
- FSA payroll deduction data on cartridge and hard copy to be sent to benefit provider
-        LAWSON data to facilitate HMO invoice preparation
-        Provide Widows Billings data
-        Provide monthly and annual medical and life insurance deduction reports

                                RETIREE SERVICES

-        Medicare Risk HMO program
-        Provide pension estimates for salaried and hourly employees
-        Process salaried and hourly employee retirements
- Provide all salaried and hourly retiree administration and customer service support

                        INFORMATION TECHNOLOGY SERVICES



- Administer and monitor the services provided via the Acxiom MIS Services Agreement
         -     Ensure Acxiom maintains contractual commitments
         -     Establish and monitor service level agreements
         - Administer and allocate contract payments in accordance with Exhibit B S Monitor outsourcing audit issues
         -     Attend monthly status meetings to identify and resolve issues
         -     Scope of services includes:
               -      UNIX based client/server technical support and operations
               - Mainframe technical support, scheduling and production control
               -      Voice and Data communications administration
               -      LAN and WAN technical support
               -      MIS Customer Service, Help Desk and Procurement Services


- Administer and monitor MIS services provided by other external vendors including:
         -     EXEC PC repair services - DecisionOne
         -     Office automation software support - CompuCom
         - EXEC voice communication services - AT&T, US Sprint, Ameritech, ISI & Communitech
         -     Mainframe processing for legacy systems - Acxiom
                  Note: All may become mirrored or unique agreements


- Provide the necessary MIS support and development activities for shared Information Systems
         -     Project management, administration and control
         -     Job scheduling
         -     Online/batch processing support  (7x24 coverage)
         -     Software upgrades and releases
         -     System interfaces
         -     Security
         -     Reporting tools and distribution
         -     WEB and Workflow applications
         -     Other MIS related activities


- Administer and provide HR user support for the Lawson HR/Benefits system
         - Guide HR users applying MIS solutions to solve problems, increase productivity and exploit business opportunities.
         - Provide ongoing support and assistance to the Lawson HR/Benefits system users. Assist users in maintaining data integrity and monitor system execution and maintenance.
         - Coordinate and supervise the transfer of Lawson HR/benefits data to all third party service providers or internally, as required.
         - Maintain system administration and security for the Lawson system (including the intranet/internet/web based Self Evident Application product) and the Impromptu reporting tool.

                             COMMUNICATIONS SERVICES



-        EXTERNAL COMMUNICATIONS
         -     Strategy and Plan Development
         -     Media Relations
         -     Investor Relations and Financial Communications

-        INTERNAL COMMUNICATIONS
         -     Strategy and Plan Development

                                 LEGAL SERVICES

- Representation of ANCG and predecessors ANC, ACPI, and NCC et al. in owned and third party environmental Superfund, toxic tort, environmental contribution matters, asbestos claims and suits, RCRA, and other environmental legacy problems funded out of environmental reserve.

- Selection and management of outside counsel as necessary to perform the services named in preceding bullet.

- Representation of ANC and other predecessors in "legacy" matters, particularly as they relate to the former food metal and glass operations, but including any other discontinued operation, and again, selection and management of outside counsel as necessary to perform these services. These subject matters include but are not limited to employment and benefits claims, contract disputes, real estate transactions, collection matters, and insurance coverage.

- Reports to ANCG management, auditors, and others concerning any legal matter for which representation is provided.

-        Responses to subpoenas relating to any "legacy" matter.

-        Maintain records relating to the legal activities performed for ANCG.

- Review, approve and arrange for payments to Superfund PRP groups, case settlements, outside counsel, witnesses, and other consultants, for legacy matters.

-        Provide other legal services as requested by ANCG lawyers.

- Provide legal advice, counsel an assistance with respect to the following:

         - the design, implementation and administration of employee benefit plans and programs, including qualified and non-qualified retirement plans and executive compensation plans cafeteria plans, retiree health and welfare benefit plans and the trust agreements related thereto; including the drafting of plan documents, summary plan descriptions and other employee communications.

         - the development, implementation and administration of HR policy in light of laws affecting employment and benefits such as ADEA, COBRA, the Uniform Services Employment and Reemployment Rights Act, the Family Medical Leave Act, Health Insurance Portability and Accountability Act of 1996, etc.

         - the preparation of employee benefit matters related to labor negotiations and with respect to contract administration issues including labor arbitrations.

         - changing employee benefit plans and programs and HR policies as changes in the law, labor negotiations or organizational developments dictate.

         -     the merge or termination employee benefit plans and programs.

         - the submission of requests for Internal Revenue Service approval of employee benefit plans where plan qualification is required.




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         -     the negotiation of service carriers/provider contracts related to the operation of employee benefit plans and programs.

         - the negotiation of investment management contracts related to the investment of trust assets associated with employee benefit plans and programs.

         - the exercise of management statutory fiduciary obligations, delegations of authority, prohibit transactions, proposed and investments and techniques for liability limitation.

         - legal compliance, reporting and disclosure requirements related to employee benefit plans and programs including discrimination testing issues, and securities law registration requirements applicable to employee benefits plans and programs.

         -     the resolution of employee benefit claims.

         - litigation matters involving employee benefit plans and other Human Resource issues as well as fiduciary suits.

         - the preparation and drafting of employment and severance agreements.

         - the ERISA covenants in corporate financing arrangements and employee benefit plan audit issues.

         - employee benefit plans and other Human Resource issues associated with plant shutdowns, work force reductions, outsourcing and reorganizations, acquisitions and divestitures.

         -     multiemployer plan withdrawal liability issues.

- Represent management before the National and all District offices of the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation with respect to requests for information, audits and other legal matters.

- Monitor and where appropriate, participate in the formation of regulatory policy by governmental agencies which affect employee benefit plans and programs; provide legal advise with respect to the development of regulatory policy and the potential for impact on business operations relating to regulatory changes and assist Human Resources identify employee benefit planning opportunities related thereto.

- Keep management, human resource personnel and business operations counsel current on significant Human Resource legal issues, including changes in the law that affect the design or administration of an employee benefit plan or program.
         Design, develop and conduct benefit plan seminars/programs where appropriate.







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